Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for THIRD quarter 2014

ENGLEWOOD, COLO. (November 4, 2014) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter ended September 30, 2014.

Key Financial Highlights:

•	Third quarter 2014 results:
•	Total revenues were $185.0 million.
•	Non-GAAP operating income was $29.9 million, or 16.2% of total revenues and GAAP operating income was $13.8 million, or 7.5% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $0.49. GAAP EPS was $0.15.
•	Cash flows from operations for the quarter were $19.6 million.
•	CSG paid its quarterly cash dividend of $0.1575 per share of common stock, or a total of approximately $5 million, to shareholders on September 25, 2014.
•	During the quarter, CSG repurchased approximately 192,000 shares of its common stock for approximately $5 million (weighted-average price of $27.26 per share) under its stock repurchase program.

“We have put ourselves in a very strong position to be the “go-to” provider for any company around the world who is looking to grow its revenues from content and digital services today and in the future,” said Peter Kalan, chief executive officer and president for CSG International.  “In addition, we continue to make progress on converting our software clients into recurring relationships with multi-year revenues.  We believe that we are well positioned to create long-term value for our clients, our employees and our shareholders as a result of these efforts.”

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November 4, 2014

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2014	2013	Percent Change	2014	2013	Percent Change
Revenues	$185,003	$186,180	(1)%	$557,589	$552,919	1%
Non-GAAP Results:
Operating Income	$29,941	$29,365	2%	$89,640	$87,375	3%
Operating Income Margin	16.2%	15.8%	—	16.1%	15.8%	—
EPS	$0.49	$0.52	(6)%	$1.50	$1.58	(5)%
GAAP Results:
Operating Income	$13,831	$20,553	(33)%	$56,565	$60,269	(6)%
Operating Income Margin	7.5%	11.0%	—	10.1%	10.9%	—
EPS	$0.15	$0.47	(68)%	$0.72	$1.30	(45)%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the third quarter of 2014 were $185.0 million, a 1% decrease when compared to revenues of $186.2 million for the third quarter of 2013, and a slight increase when compared to the $184.6 million for the second quarter of 2014. The year-over-year decrease in revenues can be attributed to lower software and services revenues for the quarter and to a business divestiture completed at the end of 2013, offset to a certain degree by strong processing revenues.

Non-GAAP Results: Non-GAAP operating income for the third quarter of 2014 was $29.9 million, or 16.2% of total revenues, compared to $29.4 million, or 15.8%, for the third quarter of 2013. Non-GAAP operating income for the second quarter of 2014 was $29.8 million, or 16.1% of total revenues.

Non-GAAP EPS for the third quarter of 2014 was $0.49, compared to non-GAAP EPS of $0.52 for both the third quarter of 2013 and the second quarter of 2014. The lower non-GAAP EPS for the third quarter of 2014 can be attributed to a higher non-GAAP effective income tax rate for the quarter which had a negative impact of $0.03 per diluted share.

GAAP Results: GAAP operating income for the third quarter of 2014 was $13.8 million, or 7.5% of total revenues, compared to $20.6 million, or 11.0%, for the same period in 2013. GAAP operating income for the third quarter of 2014 was negatively impacted by the $8.0 million charge associated with CSG’s reorganization of its Content Direct management programs and incentives during the quarter to align its investment across CSG’s offerings.

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GAAP EPS for the third quarter of 2014 was $0.15, compared to $0.47 for the third quarter of 2013.  GAAP EPS for the third quarter of 2014 was negatively impacted by the $8.0 million reorganization charge for the quarter, discussed above, which had a negative impact of $0.12 per diluted share.  Additionally, the third quarter of 2013 benefited from an unusually low GAAP effective income tax rate of 8%, primarily as result of the recognition of incremental R&D income tax credits claimed for development activities from previous years, which provided a benefit of approximately $0.17 per diluted share.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	September 30, 2014	June 30, 2014	December 31, 2013
Cash, cash equivalents, and short-term investments	$183,459	$189,583	$210,837
Net billed trade accounts receivable (1)	191,024	191,615	178,511
Total long-term debt:
Par value	$273,750	$277,500	$285,000
Unamortized OID	(15,656)	(17,116)	(19,950)
Net debt carrying amount	$258,094	$260,384	$265,050
(1)	The increases in trade accounts receivable at September 30, 2014 and June 30, 2014, from December 31, 2013, are primarily related to the timing around certain monthly customer payments.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	September 30, 2014	June 30, 2014	September 30, 2013
Cash Flows from Operating Activities:
Operations	$22,452	$24,804	$29,634
Changes in operating assets and liabilities	(2,815)	43	(4,398)
Net cash provided by operating activities (2)	$19,637	$24,847	$25,236
Cash Flows from Investing Activities:
Purchases of property and equipment	$(10,210)	$(6,697)	$(7,861)
Cash Flows from Financing Activities:
Dividend payments (3)	$(5,139)	$(5,160)	$(9,630)
Repurchase of common stock under stock repurchase program	(4,727)	—	(128)
Payments on long-term debt	(3,750)	(3,750)	(3,750)
(2)

Cash flows from operating activities for the quarter ended September 30, 2014 were negatively impacted by: (i) the $8.0 million charge associated with CSG’s reorganization of its Content Direct management programs and incentives during the quarter to align its investment across CSG’s offerings; and (ii) the timing around certain monthly customer payments, discussed above.

(3)

After initiating a cash dividend in June of 2013, the first two dividend payments to shareholders of $0.15 per share of common stock were made during the third quarter of 2013 for a total of $9.6 million, as reflected in CSG’s cash flow results.

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November 4, 2014

2014 Financial Guidance

For the full year 2014, CSG is maintaining guidance for revenue, EPS, and EBITDA as provided below, while lowering guidance for cash flows from operating activities.  CSG’s financial guidance for the full year 2014 is as follows:

	As of November 4, 2014	Previous
Revenues	$745 - $770 million (maintained)	$745 - $770 million
Non-GAAP EPS	$2.05 - $2.17 (maintained)	$2.05 - $2.17
GAAP EPS	$1.02 to $1.12 (maintained)	$1.02 to $1.12
Non-GAAP Adjusted EBITDA	$152 - $158 million (maintained)	$152 - $158 million
Cash flows from operating activities	$75 - $90 million (revised)	$100 - $110 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on November 4, 2014, at 5:00 p.m. ET, to discuss CSG’s third quarter results for 2014. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-888-455-2260 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 6:00 p.m. ET on December 4, 2014, and can be accessed by calling 1-888-203-1112 and access code of 2635125.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, Orange, Reliance, SingTel Optus, Telecom New Zealand, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;

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•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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November 4, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$75,573	$82,686
Short-term investments	107,886	128,151
Total cash, cash equivalents, and short-term investments	183,459	210,837
Trade accounts receivable:
Billed, net of allowance of $2,736 and $2,359	191,024	178,511
Unbilled	39,513	38,365
Deferred income taxes	8,691	15,085
Income taxes receivable	6,633	3,815
Other current assets	30,514	28,762
Total current assets	459,834	475,375
Non-current assets:
Property and equipment, net of depreciation of $135,483 and $129,522	36,762	35,061
Software, net of amortization of $85,209 and $77,504	44,861	43,565
Goodwill	230,798	233,599
Client contracts, net of amortization of $85,451 and $75,382	45,699	55,191
Deferred income taxes	9,654	7,447
Income taxes receivable	2,170	1,930
Other assets	17,606	16,812
Total non-current assets	387,550	393,605
Total assets	$847,384	$868,980
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$20,625	$15,000
Client deposits	32,952	30,431
Trade accounts payable	31,082	33,376
Accrued employee compensation	40,163	58,434
Deferred revenue	46,899	47,131
Income taxes payable	2,258	2,814
Other current liabilities	21,764	19,620
Total current liabilities	195,743	206,806
Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $15,656 and $19,950	237,469	250,050
Deferred revenue	9,270	9,221
Income taxes payable	1,613	1,909
Deferred income taxes	15,116	20,274
Other non-current liabilities	14,921	14,616
Total non-current liabilities	278,389	296,070
Total liabilities	474,132	502,876
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 34,527 shares and 33,745 shares outstanding	667	658
Additional paid-in capital	483,193	473,190
Treasury stock, at cost, 32,222 and 32,030 shares	(743,608)	(738,372)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	34	41
Unrealized loss on change in fair value of interest rate swaps, net of tax	—	(98)
Cumulative foreign currency translation adjustments	(4,511)	1,674
Accumulated earnings	637,477	629,011
Total stockholders’ equity	373,252	366,104
Total liabilities and stockholders’ equity	$847,384	$868,980

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues:
Processing and related services	$140,981	$133,294	$419,696	$399,112
Software and services	22,079	30,294	72,553	87,049
Maintenance	21,943	22,592	65,340	66,758
Total revenues	185,003	186,180	557,589	552,919
Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	69,225	65,184	205,016	189,725
Software and services	17,508	19,942	60,699	63,887
Maintenance	7,737	9,772	24,541	29,398
Total cost of revenues	94,470	94,898	290,256	283,010
Other operating expenses:
Research and development	26,329	27,600	77,773	83,693
Selling, general and administrative	39,036	38,444	113,475	110,629
Depreciation	3,553	4,609	10,479	14,379
Restructuring and reorganization charges	7,784	76	9,041	939
Total operating expenses	171,172	165,627	501,024	492,650
Operating income	13,831	20,553	56,565	60,269
Other income (expense):
Interest expense	(2,582)	(2,615)	(7,900)	(8,724)
Amortization of original issue discount	(1,460)	(1,351)	(4,294)	(3,975)
Interest and investment income, net	169	174	607	517
Other, net	106	(130)	(171)	950
Total other	(3,767)	(3,922)	(11,758)	(11,232)
Income before income taxes	10,064	16,631	44,807	49,037
Income tax provision	(4,831)	(1,331)	(20,480)	(6,767)
Net income	$5,233	$15,300	$24,327	$42,270

Weighted-average shares outstanding:
Basic	32,604	32,084	32,514	32,114
Diluted	33,996	32,664	33,858	32,553
Earnings per common share:
Basic	$0.16	$0.48	$0.75	$1.32
Diluted	0.15	0.47	0.72	1.30

Cash dividends declared per common share	$0.1575	$0.1500	$0.4650	$0.3000

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November 4, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net income	$24,327	$42,270
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	10,479	14,379
Amortization	25,207	28,413
Amortization of original issue discount	4,294	3,975
Loss on short-term investments and other	973	1,264
Gain on disposition of business operations	(222)	—
Deferred income taxes	(25)	1,083
Excess tax benefit of stock-based compensation awards	(2,044)	(619)
Stock-based employee compensation	12,250	11,497
Subtotal	75,239	102,262
Changes in operating assets and liabilities:
Trade accounts receivable, net	(15,559)	75
Other current and non-current assets	(5,866)	(4,641)
Income taxes payable/receivable	(1,825)	1,359
Trade accounts payable and accrued liabilities	(16,369)	(15,724)
Deferred revenue	286	3,251
Net cash provided by operating activities	35,906	86,582
Cash flows from investing activities:
Purchases of property and equipment	(21,406)	(18,986)
Purchases of short-term investments	(126,982)	(129,259)
Proceeds from sale/maturity of short-term investments	146,417	62,720
Acquisition of and investments in client contracts	(4,235)	(5,349)
Proceeds from the disposition of business operations	1,130	1,734
Net cash used in investing activities	(5,076)	(89,140)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,053	1,283
Payment of cash dividends	(15,461)	(9,630)
Repurchase of common stock	(11,456)	(15,124)
Payments on acquired equipment financing	(1,097)	(1,894)
Payments on long-term debt	(11,250)	(11,250)
Excess tax benefit of stock-based compensation awards	2,044	619
Net cash used in financing activities	(36,167)	(35,996)
Effect of exchange rate fluctuations on cash	(1,776)	(2,457)
Net decrease in cash and cash equivalents	(7,113)	(41,011)
Cash and cash equivalents, beginning of period	82,686	133,747
Cash and cash equivalents, end of period	$75,573	$92,736
Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$7,331	$8,247
Income taxes	21,718	3,554

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended September 30, 2014	Quarter Ended June 30, 2014	Quarter Ended September 30, 2013
Americas	85%	85%	85%
Europe, Middle East and Africa	10%	11%	11%
Asia Pacific	5%	4%	4%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended September 30, 2014	Quarter Ended June 30, 2014	Quarter Ended September 30, 2013
Comcast	22%	21%	19%
DISH	15%	16%	15%
Time Warner	11%	11%	11%

ACP Customer Accounts (in thousands, at end of period)

	September 30, 2014	June 30, 2014	September 30, 2013
Cable/Satellite Customer Accounts	50,036	49,891	49,151

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual

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amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30, 2014		Quarter Ended September 30, 2013
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$13,831	7.5%	$20,553	11.0%
Restructuring and reorganization charges	7,784	4.2%	76	0.1%
Stock-based compensation	4,536	2.5%	3,979	2.1%
Amortization of acquired intangible assets	3,790	2.0%	4,757	2.6%
Non-GAAP operating income	$29,941	16.2%	$29,365	15.8%

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$56,565	10.1%	$60,269	10.9%
Restructuring and reorganization charges	9,041	1.7%	939	0.2%
Stock-based compensation	12,250	2.2%	11,497	2.1%
Amortization of acquired intangible assets	11,784	2.1%	14,670	2.6%
Non-GAAP operating income	$89,640	16.1%	$87,375	15.8%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended September 30, 2014		Quarter Ended September 30, 2013
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$10,064	$0.15	$16,631	$0.47
Restructuring and reorganization charges	7,784		76
Stock-based compensation	4,536		3,979
Amortization of acquired intangible assets	3,790		4,757
Amortization of OID	1,460		1,351
Non-GAAP income before income taxes (2)	$27,634	$0.49	$26,794	$0.52

CSG Systems International, Inc.

November 4, 2014

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$44,807	$0.72	$49,037	$1.30
Restructuring and reorganization charges	9,041		939
Stock-based compensation	12,250		11,497
Amortization of acquired intangible assets	11,784		14,670
Amortization of OID	4,294		3,975
Non-GAAP income before income taxes (2)	$82,176	$1.50	$80,118	$1.58
(1)

These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(3)

For the third quarter and nine months ended September 30, 2014, the GAAP effective income tax rate was 48% and 46%, respectively, the non-GAAP effective income tax rate was approximately 40% and 38%, respectively, and the outstanding diluted shares were 34.0 million and 33.9 million, respectively. The difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2014 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included for non-GAAP purposes, but cannot be reflected for GAAP purposes until the legislation is actually passed.

(4)

For the third quarter and nine months ended September 30, 2013, the GAAP effective income tax rate was 8% and 14%, respectively, the non-GAAP effective income tax rate was approximately 36% for both periods, and the outstanding diluted shares were 32.7 million and 32.6 million, respectively.

The difference between the GAAP and the non-GAAP effective income tax rates for the three and nine months ended September 30, 2013 is driven in part by incremental R&D income tax credits claimed for development activities from previous years.  The lower tax rates provided a benefit of approximately $0.17 per diluted share for both the quarter and nine months ended September 30, 2013.

In addition to this, the rate for the nine months ended September 30, 2013 also benefited from the recognition of the 2012 R&D tax credits of approximately $0.18 per diluted share, that were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013.

These unusual tax benefits are excluded from our non-GAAP effective income tax rates for these same periods.

CSG Systems International, Inc.

November 4, 2014

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP operating income	$13,831	$20,553	$56,565	$60,269
Restructuring and reorganization charges	7,784	76	9,041	939
Depreciation	3,553	4,609	10,479	14,379
Amortization of acquired intangible assets (5)	3,790	4,757	11,784	14,670
Amortization of other intangible assets (5)	3,916	4,303	11,668	11,917
Stock-based compensation	4,536	3,979	12,250	11,497
Adjusted EBITDA	$37,410	$38,277	$111,787	$113,671
Adjusted EBITDA as a percentage of revenues	20%	21%	20%	21%

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$5,233	$15,300	$24,327	$42,270
Interest expense (6)	2,582	2,615	7,900	8,724
Amortization of OID	1,460	1,351	4,294	3,975
Interest and investment income and other, net	(275)	(44)	(436)	(1,467)
Income tax provision	4,831	1,331	20,480	6,767
Depreciation	3,553	4,609	10,479	14,379
Amortization of acquired intangible assets (5)	3,790	4,757	11,784	14,670
Amortization of other intangible assets (5)	3,916	4,303	11,668	11,917
Stock-based compensation	4,536	3,979	12,250	11,497
Restructuring and reorganization charges	7,784	76	9,041	939
Adjusted EBITDA	$37,410	$38,277	$111,787	$113,671

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities	$19,637	$25,236	$35,906	$86,582
Income tax provision	4,831	1,331	20,480	6,767
Changes in operating assets and liabilities and deferred taxes	3,606	9,848	39,358	14,597
Interest expense (6)	2,582	2,615	7,900	8,724
Interest and investment income and other, net	(275)	(44)	(436)	(1,467)
Restructuring and reorganization charges	7,784	76	9,041	57
Other	(755)	(785)	(462)	(1,589)
Adjusted EBITDA	$37,410	$38,277	$111,787	$113,671

CSG Systems International, Inc.

November 4, 2014

(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Amortization of acquired intangible assets	$3,790	$4,757	$11,784	$14,670
Amortization of other intangible assets	3,916	4,303	11,668	11,917
Amortization of deferred financing costs	577	596	1,755	1,826
Total amortization	$8,283	$9,656	$25,207	$28,413
(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities	$19,637	$25,236	$35,906	$86,582
Purchases of property and equipment	(10,210)	(7,861)	(21,406)	(18,986)
Non-GAAP free cash flow	$9,427	$17,375	$14,500	$67,596

Non-GAAP Financial Measures – 2014 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2014 full year financial guidance, is as follows:

2014 Guidance
GAAP operating income margin	11.0%
Restructuring and reorganization charges (7)	1.0%
Stock-based compensation (8)	2.5%
Amortization of acquired intangible assets (9)	2.0%
Non-GAAP operating income margin (“approximately 16.5%”)	16.5%
(7)

This represents the pretax impact of restructuring and reorganization charges of an estimated $9 million, primarily related to CSG’s reorganization of its Content Direct management program and incentives in the third quarter of 2014 to align its investment across CSG’s offerings, on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.

(8)	This represents the pretax impact of stock-based compensation expense of an estimated $18 million on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.
(9)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $15 million on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.

CSG Systems International, Inc.

November 4, 2014

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2014 full year financial guidance is as follows (in thousands, except per share amounts):

	2014 Guidance Range
	Low Range		High Range
	Pretax Amount (10)	EPS (12)	Pretax Amount (10)	EPS (12)
GAAP income before income taxes	$64,000	$1.02	$70,000	$1.12
Restructuring and reorganization charges	9,000		9,000
Stock-based compensation	18,000		18,000
Amortization of acquired intangible assets	15,000		15,000
Amortization of OID	6,000		6,000
Non-GAAP income before income taxes (11)	$112,000	$2.05	$118,000	$2.17
(10)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(11)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(12)

For 2014, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 38%, an increase from the prior guidance of 36%-37%, and which assumes Congress will approve the 2014 R&D income tax credit legislation prior to the end of 2014. The weighted-average diluted shares outstanding are expected to be 33.8 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2014 full year financial guidance at the mid-point (in thousands, except percentages):

2014
GAAP operating income	$83,000
Restructuring and reorganization charges	9,000
Depreciation	15,000
Amortization of acquired intangible assets	15,000
Amortization of other intangible assets	15,000
Stock-based compensation	18,000
Non-GAAP Adjusted EBITDA	$155,000
Non-GAAP Adjusted EBITDA as a percentage of revenues	20%

CSG Systems International, Inc.

November 4, 2014

2014
Net income	$36,000
Interest expense	10,000
Amortization of OID	6,000
Income tax provision	31,000
Depreciation	15,000
Amortization of acquired of intangible assets	15,000
Amortization of other intangible assets	15,000
Stock-based compensation	18,000
Restructuring and reorganization charges	9,000
Non-GAAP Adjusted EBITDA	$155,000

2014
Cash flows from operating activities (midpoint of guidance)	$83,000
Income tax provision	31,000
Changes in operating assets and liabilities and deferred taxes	24,000
Interest expense	10,000
Restructuring and reorganization charges	9,000
Other	(2,000)
Non-GAAP Adjusted EBITDA	$155,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2014
Cash flows from operating activities (midpoint of guidance)	$83,000
Purchases of property and equipment	(30,000)
Non-GAAP free cash flow	$53,000